As filed with the Securities and Exchange Commission on November 21, 1997

                                                      Registration No. 333-34887
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ---------------------------------

                                DAY RUNNER, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                                 95-3624280
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               15295 Alton Parkway
                            Irvine, California 92718
               (Address of Principal Executive Offices) (Zip Code)

                          --------------------------
                        WARRANTS TO PURCHASE COMMON STOCK
                           (Full titles of the plans)

                          --------------------------
                                MARK A. VIDOVICH
                             Chief Executive Officer
                                Day Runner, Inc.
                               15295 Alton Parkway
                            Irvine, California 92718
                                 (714) 680-3500
            (Name, address and telephone number of agent for service)
                      -----------------------------------


                                    Copy to:
                             RONALD W. BUCKLY, ESQ.
                                 Bryan Cave LLP
                             120 Broadway, Suite 500
                         Santa Monica, California 90401

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

         No additional registration fee is due since no additional shares are being registered.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-34887) is being filed solely to amend the form of warrant filed as Exhibit 10.1 to the original Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on September 3, 1997.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The  following   documents  and  information   previously  filed  with  the
Securities and Exchange Commission are hereby incorporated by reference:

                  Item 3(a)

                         The Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.

                  Item 3(b)

                  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

                  Item 3(c)

                           The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Registration No. 33-45391), as amended by the Registrant's Current Report on Form 8-K filed with the Commission on August 5, 1993, including any amendments or reports filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.       Description of Securities.

                  Not applicable.

Item 5.       Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.       Indemnification of Directors and Officers.

                  Sections 145(a) and 145(b) of the Delaware General Corporation Law permit a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or actually and reasonably incurred by such person in connection with any threatened, pending or completed nonderivative action and against expenses (including attorneys' fees) actually and reasonably incurred in connection with any threatened, pending or completed derivative action if such person was or is a party or was threatened to be made a party to such action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Any indemnification shall be made if a determination in each instance is made either by a majority vote of the Board of Directors (other than directors who are parties to such action) even though less than a quorum, by the stockholders, or by independent legal counsel in a written opinion, that such indemnification is proper because the director, officer, employee or agent acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his conduct was unlawful. However, no indemnification may be made with respect to a derivative action if such person is adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a person has been successful in defense of any action, suit or proceeding, Section 145(c) provides that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. A corporation may also advance expenses incurred in defending proceedings against an officer or a director upon receipt of an undertaking by or on behalf of such officer or director to repay such expenses to the corporation if it is ultimately determined that such officer or director is not entitled to be indemnified for such expenses. The indemnification and advancement of expenses provided under the Delaware General Corporation Law are not exclusive of any other rights to indemnification or advancement of expenses a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  Under the terms of Article VIII of the Registrant's Bylaws, the Registrant is required to indemnify any person who is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise) in the manner and to the fullest extent permitted under Section 145 of the Delaware General Corporation Law against expenses, liabilities and other matters covered by or referred to in
Section 145.

                  As permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, Article VIII of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except for liability (a) for breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (relating to unlawful declarations or payments of dividends or unlawful stock purchases or redemptions); or (d) for any transaction from which the director derived an improper personal benefit.

Item 7.       Exemption from Registration Claimed.

                  Not applicable.

Item 8.       Exhibits.

Exhibit
Number
------

    5.1      Opinion of Bryan Cave LLP(1)
   10.1      Form of Warrant to purchase shares of the Registrant's Common Stock and Schedule of Warrantholders(2)
   23.1      Consent of Deloitte & Touche LLP
   23.2      Consent of Bryan Cave LLP (included in Exhibit 5.1)
   24.1      Power of Attorney -- See page 5 of the initial filing of the
                Registration  Statement on Form S-8 (Registration No. 333-34887)


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-34887) filed with the Commission on September 3, 1997.
(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K (File No. 0-19835) filed with the Commission on September 29, 1997.

Item 9.       Undertakings.

                  (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES


         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all
of  the   requirements  for  filing  on  Form  S-8  and  has  duly  caused  this
Post-Effective  Registration Statement on Form S-8 to be signed on its behalf by the  undersigned,  thereunto duly  authorized,  in the City of Irvine,  State of
California, on November 21, 1997.


                                                     DAY RUNNER, INC.


                                                 By: /s/ MARK A. VIDOVICH
                                                     -------------------------
                                                      Mark A. Vidovich, Chairman
                                                        of the Board and Chief
                                                         Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                                 Date
         ---------                       -----                                 ----

     /s/ MARK A. VIDOVICH
     -------------------------     Chairman of the Board and Chief        November 21, 1997
     Mark A. Vidovich              Executive Officer (Principal
                                   Executive Officer)

     /s/ DENNIS K. MARQUARDT
     -------------------------      Executive Vice President, Finance &   November 21, 1997
     Dennis K. Marquardt            Administration and Chief Financial
                                    Officer (Principal Financial and
                                    Accounting Officer)

     /s/ JAMES E. FREEMAN, JR.      Director, President and Chief         November 21, 1997
     -------------------------      Operating Officer
     James E. Freeman, Jr.


     /s/JAMES P. HIGGINS    *        Director                           November 21, 1997
     ------------------------
     James P. Higgins


      /s/ MARK A. VIDOVICH
      -----------------------
*By:  Mark A. Vidovich, Attorney-in-Fact

         Signature                       Title                                 Date
         ---------                       -----                                 ----

     /s/ JILL TATE HIGGINS   *         Director                             November 21, 1997
     ------------------------
     Jill Tate Higgins


     /s/ CHARLES MILLER      *         Director                             November 21, 1997
     ------------------------
     Charles Miller


     /s/ ALAN R. RACHLIN     *         Director                             November 21, 1997
     -------------------------
     Alan R. Rachlin


     /s/ BOYD I. WILLAT      *         Director                             November 21, 1997
     -------------------------
     Boyd I. Willat


     /s/ FELICE WILLAT       *         Director                             November 21, 1997
     -------------------------
     Felice Willat


*By: /s/ MARK A. VIDOVICH
     -------------------------
     Mark A. Vidovich, Attorney-in-Fact



                                INDEX TO EXHIBITS


                                                                    Sequentially
Exhibit                                                               Numbered
Number                     Exhibit                                       Page

   23.1      Consent of Deloitte & Touche LLP......................